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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported)           OCTOBER 28, 2003
                                           ---------------------------------

                           ADVANCED BIOTHERAPY, INC.
             (Exact name of registrant as specified in its chapter)

  DELAWARE                            0-26323              51-0402415
-----------------------------       ------------         ---------------------
(State or other jurisdiction        (Commission          (IRS Employer
             of incorporation)       File Number)          Identification No.)

6355 TOPANGA CANYON BOULEVARD, SUITE 510                            91367
----------------------------------------                            -----
WOODLAND HILLS, CALIFORNIA                                       (Zip Code)
--------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code   (818) 883-6716
                                                   --------------------


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Item 5.  OTHER EVENTS.

         The Registrant raised $800,000.00 through the private placement to accredited investors of 2003 Subordinated Convertible Pay-In-Kind Notes Due September 30, 2007 ("Convertible Notes Due 2007") in the aggregate principal amount of $800,000.00 during the week of October 27, 2003, of which Director Richard P. Kiphart acquired $700,000.00 principal amount thereof. The
Convertible Notes Due 2007 bear interest at 12% per annum, with interest payable, at the Registrant's option, in cash or in additional Convertible Notes Due 2007, and are convertible into the Registrant's Common Stock at $0.25 per share. The Convertible Notes Due 2007 will be paid ratably with the Registrant's outstanding convertible debt and convertible notes, and the holders will be entitled to certain piggyback registration rights as more specifically provided in an investor rights agreement among the Registrant and the holders of Convertible Notes Due 2007. The terms of the Convertible Notes Due 2007 were determined by the Registrant's disinterested directors. The proceeds from the placement of the Convertible Notes Due 2007 are to be used to fund potential Phase I clinical trials, although no assurance can be given that the Registrant will qualify for any Phase I clinical trials, or that the FDA will approve such clinical trials. The proceeds also will be used for the Registrant's working capital purposes.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Designation    Description of Exhibit

10.12 Form of 2003 Subordinated Convertible Pay-In-Kind Note Due September 30, 2007

10.13          Form of Investor Rights Agreement


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCED BIOTHERAPY, INC.
                                      (Registrant)


Date:    October 28, 2003              By: /S/EDMOND BUCCELLATO
                                           ---------------------------------
                                           Edmond Buccellato, President and CEO




                                INDEX TO EXHIBITS

EXHIBIT        DESCRIPTION

10.12 Form of 2003 Subordinated Convertible Pay-In-Kind Note Due September 30, 2007

10.13          Form of Investor Rights Agreement


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